--------------------------------------

                     INDEFEASIBLE RIGHT OF USE OF AGREEMENT

                      RELATING TO THE GEMINI CABLE SYSTEM

                     --------------------------------------

PARTIES:

(1) CABLE & WIRELESS INC., with its principal place of business located at 8219 Leesburg Pike, Vienna, Virginia 22182 ("C&W"); and

(2) STARTEC, INC., with its principal place of business located at 10411 Motor City Drive, Suite 301, Bethesda, Maryland 20817 ("the Purchaser").

BACKGROUND:

(A) It is acknowledged that Gemini Submarine Cable System Limited, a company (registered number EC22408) incorporated under the laws of Bermuda ("Gemini") which expression shall include its successors or assigns, is to provide, construct, operate and maintain an integrated submarine and terrestrial optical fiber cable system (the "Cable System") between the Terminal Points as set out in Schedule 1.

(B) Gemini is allocating capacity in the Cable System in whole circuits interconnecting the Terminal Points at the STM-1 level.

(C) C&W has acquired rights with respect to certain capacity in the Cable System until the Retirement Date (as defined below), and C&W is entitled to grant IRUs over such capacity to authorized carriers.

(D) The Purchaser is the holder of valid Licences (as defined below) granted by the relevant authorities in the United States and the United Kingdom.

(E) The Purchaser wishes to acquire form C&W and C&W is willing to grant the Purchaser an IRU over certain of its capacity in the Cable System subject to the following terms and conditions.

NOW IT IS AGREED AS FOLLOWS:

1    DEFINITIONS

1.1 In this Agreement, the following words and phrases shall have the following meanings ascribed to them unless the context otherwise requires:

     "CAPACITY" means the capacity in the Cable System to be acquired by the Purchaser as detailed in Schedule 1;

     "COMMENCEMENT DATE" means the date on which the Capacity is activated for the Purchaser;

     "DS-3" means a 44.736 Mbits/sec bi-directional digital line section passing between two system interface points, (i.e., the Terminal Points set out in Schedule 1) together with the interconnection interfaces pertaining thereto in accordance with ITU-TS recommendations;

     "LICENCES" mean those consents, permits and other approvals referred to in clause 5.1(d);

     "OPERATION AND MAINTENANCE CHARGES" OR "O&M CHARGES" mean the charges in relation to the operation and maintenance of the Cable System to be paid by Purchaser as set out in Schedule 2;

     "OUT-OF-SYSTEM RESTORATION" means the provision of restoration on a cable other than the Cable System as set out in Clause 8;

     "PURCHASER PARTY" means (i) the Purchaser, (ii) any permitted assignee of the Purchaser using Capacity, and (iii) any customer of the Purchaser or of any such permitted assignee using Capacity;

     "RETIREMENT DATE" means the date the Cable System is retired with respect to the Capacity;

     "STM-1" mens a 155.220 Mbit/ sec bi-directional digital line section passing between two system interface points (i.e., the Terminal Points set out in Schedule 1), together with the interconnection interfaces pertaining thereto (this supports end to end transport of a VC4), in accordance with ITU-TS recommendations.

1.2 The headings are included for convenience only and shall not affect the interpretation or construction of this Agreement.

1.3  In this Agreement, unless the context requires otherwise, any reference to:

     (a) a "party" or "the parties" is to a party or the parties (as the case may be) toAgreement;

     (b) a Recital, Clause or a Schedule is to a recital of, clause of or a schedule to this Agreement (as the case may be);

     (c) "this Agreement" includes the Schedules, which form part of this Agreement for all purposes.

2    GRANT AND DURATION OF IRU, AND ACTIVATION OF CAPACITY

     C&W hereby grants to the Purchaser an IRU (indefeasible right of use) in the Capacity over the length of the Cable System between the Terminal Points with effect from the Commencement Date and continuing until the Retirement Date, unless this Agreement is terminated earlier in accordance with the provisions of Clause 10 hereof, whereupon such IRU shall terminate automatically.

     C&W will request Gemini to activate the Capacity within approximately thirty (30) days after C&W receiving a written activation request from the Purchaser.

     This Agreement and the grant of the IRU in the Capacity herein does not include any provision of or connection to (i) any equipment or facilities that may be required for signal conversion and/or extension of communications connectivity beyond the Terminal Points set out in Schedule 1, and (ii) for DS-3 Capacity, any multiplex equipment required to derive a DS-3 from the STM-1 links made available by Gemini over the Cable System. In the event that C&W and the Purchaser enter into a separate agreement for the provision of all or a portion of such equipment and/or facilities, only the terms of that separate agreement this Agreement.

3    PURCHASE

     The Purchaser will pay to C&W, on the date of this Agreement, the Purchase Price set out in Schedule 2.

4    OPERATION AND MAINTENANCE CHARGES

     The Purchaser shall pay to C&W the O&M Charges set out in Schedule 2 within thirty (30) days of the date of the relevant invoices.

5    CONDITIONS OF USE AND THE PROVISION OF CAPACITY

5.1  The Purchaser represents to and covenants with C&W as follows:

     (a) The Purchaser is an entity, duly organized and validly existing under the laws of its state or jurisdiction of organization, is qualified to do business in all jurisdictions (domestic and foreign) in which such qualification is required by applicable law, and has the requisite authority to execute this Agreement and to perform its obligations hereunder;

     (b) This Agreement constitutes a valid and binding obligation of the Purchaser. enforceable against the Purchaser in accordance with its terms;

     (c) There are no pending, or, to the Purchaser's knowledge, threatened claims, actions, suits, audits, investigations or proceedings by or against the Purchaser which could have a material adverse effect on the Purchaser's ability to perform its obligations under this
          Agreement:

     (d) The Purchaser has obtained and shall maintain in good standing, all necessary consents, approvals, licenses, permits and other approvals, both governmental and private, as may be necessary to permit the Purchaser to perform its obligations under this Agreement and to acquire and use the Capacity:

     (e) The Purchaser shall perform its obligations under this Agreement and use the Capacity in a manner consistent with applicable law, and shall not use, or permit the Capacity to be used, for any illegal purpose or in any other unlawful manner;

     (f) The Purchase shall not create or permit to exist, any liens, encumbrances or charges to be placed upon the Capacity or the Purchasers rights under this Agreement other than liens, encumbrances or charges of financial institutions or others against the Purchaser's assets generally in connection with financing arrangements by the Purchaser; and

     (g) The Purchaser shall cause each other Purchaser Party to comply with the obligations of this Agreement as such requirements are applicable to each such Purchaser Party.

     C&W represents to and covenants with Purchaser as follows:

     (a) C&W is an entity, duly organized and validly existing under the laws of its state or Jurisdiction of organization, is qualified to do business in all jurisdictions (domestic and foreign) in which such qualification is required by applicable law, and has the requisite authority to execute this Agreement and to perform its obligations hereunder;

     (b) This Agreement constitutes a valid and binding obligation of C&W, enforceable against C&W in accordance with its terms;

     (c) There are no pending, or, to C&W's knowledge, threatened claims, actions, suits, audits, investigations or proceedings by or against C&W which could have a material adverse effect on C&W's ability to perform its obligations under this Agreement; and

     (d) C&W has obtained and shall maintain in good standing, all necessary consents, approvals, licenses, permits and other approvals, both governmental and private, as may be necessary io permit C&W to perform its obligations under this Agreement.

5.2 The Purchaser shall obtain and maintain in force all such approvals, consents, governmental authorization, licenses and permits as may be required or as may be stipulated as necessary from time to time by Gemini.

5.3  C&Ws performance of this Agreement is contingent upon:

     (i)  the provision and continuing operation of the Cable System, and

     (ii) it obtaining and maintaining in force all approvals, consents, governmental authorizations, licences and permits as may be required (which C&W agrees to use all reasonable efforts to obtain and maintain).

5.4 The Capacity shall be Made available to C&W, at such times as may be required by Gemini and at such other times as are agreeable to both C&W and the Purchaser, or any duly authorized agent of C&W to make such tests and adjustments as may be necessary for the maintenance of such Capacity.

6    OPERATION OF EQUIPMENT

6.1 The use and operation by the Purchaser or any other Purchaser Party of the Capacity and any equipment associated with it shall be such as not to (i) interrupt, interfere with or impair service over any of the facilities comprising the Cable System or any other rights of use with respect to any other capacity on the Cable System, (ii) impair privacy of any communications over such facilities, (iii) cause damage to plant, (iv) be hazardous to any person, or (v) prevent the use of similar or other equipment by the other users of the Cable System. The Purchaser shall hold harmless C&W and bear the cost of any additional protective apparatus reasonably required to be installed because of the use and/or operation of such Capacity and/or equipment by any Purchaser Party, and the cost of any damages relating thereto.

6.2 The Purchaser shall obtain the prior written consent of C&W before installing or using or permitting any other Purchaser Party to install or use any equipment in connection with the Cable System. Any consent granted by G&W to the Purchaser pursuant to this Clause may be immediately revoked and the use of the, Capacity immediately suspended at any time by C&W if the provisions of Clause 6.1 are not fulfilled and any such revocation and/or suspension shall co6tinue until such time as C&W determines, in its sole opinion, that the problem that gave rise to such suspension has been corrected.

7    INTELLECTUAL PROPERTY

     No licence under patent or any other intellectual property right whatsoever shall be granted by C&W to the Purchaser or other Purchaser Party pursuant to this Agreement including without limit in connection with any Purchaser Party's use of the Cable System.

8    RESTORATION

     The parties acknowledge that one of the two (2) transmission paths within the Cable System has not yet been completed. Once both transmission paths a@e in operation, in the event of failure of one of one of the two transmission paths within the Cable System, restoration of the Capacity will be provided by use of all or portion(s) of the other transmission path within the Cable System at no charge to the Purchaser; provided, however, that if both transmission paths fail at the same time, then (i) if Schedule 1 indicates that Out-of System Restoration is to be provided, Out-of-System Restoration will be provided but only if restoration facilities are made available to Gemini on another cable system, and (ii) if Schedule 1 indicates that Out-of System Restoration is not to be provided, no such restoration shall be provided. If Out-ofSystem Restoration is provided, the Purchaser shall pay Restoration Charges in accordance with the terms detailed in Schedule 2. The Purchaser shall pay to C&W the Restoration Charges within thirty (30) days of the date of the relevant invoice.

9    REDUCTION IN SYSTEM CAPACITY AND INCREASE IN COMMUNICATION CAPABILITY

9.1 If the capacity of the Cable System is reduced as a result of physical deterioration or for other reasons during the term of this Agreement and the Capacity allocated to C8,W is reduced as 2 result thereof, then (i) upon notice to the Purchaser, the Capacity shall also be reduced, with such reduction being in the same proportion as the capacity of the Cable System is reduced in so far as this is feasible as determined by C&W, and (ii) If the costs to C&W with respect to the O&M Charges are reduced as a result thereof, the O&M Charges shall be equitably reduced.

9.2 Subject to Clause 6, the Purchaser shall at its own expense have the right to increase the communication capability of the Capacity by the use of equipment which will increase the amount, or make more efficient use of the capacity, or both, or by other means as it may from time to time determine.

10   TERMINATION OF AGREEMENT

10.1 This Agreement shall terminate forthwith on the Retirement Date (including circumstances in which Gemini decides to retire the Cable System from service in accordance with appropriate national and international regulations in accordance therewith), unless earlier terminated in accordance with Clause 10.2 or 10.3 below.

10.2 This Agreement may be terminated by C&W (i) by thirty (30) days written notice if the Purchaser fails to make any payment when due, or (ii) if the Purchaser is in breach of any other provision of this Agreement, which, if remediable, has not been remedied within thirty (30) days of notice thereof being given to the Purchaser. In this event, C&W shall (i) be entitled to reclaim the rapacity, (ii) be relieved of any liability to any Purchaser Party arising out of such termination and reclamation, and (iii)l be entitled to pursue any and all rights and legal and equitable remedies (including its rights and remedies to enforce the Purchaser's obligations under this Agreement).

10.3 This Agreement shall terminate forthwith in the event of:

     (a) any action by the FCC or other applicable regulatory or governmental authority directing either party to terminate this Agreement or declaring that this Agreement is in any way inconsistent with FCC rules or other applicable laws, rules and regulations or

     (b) upon the expiration or earlier revocation of any licence, consent, permit or other approval granted to either party by a regulatory or governmental authority and required by such party to perform its obligations or exercise its rights in accordance with the terms of this Agreement.

        In the event of such termination, all SUM5 due and payable hereunder shall immediately accrue and become due and payable and the Capacity shall be immediately be reclaimed by C&W without it being liable to the Purchaser 6r any other Purchaser Party as a result thereof.

11   LIABILITIES

11.1 Except as expressly set forth in this Agreement, neither C&W nor any company granting it capacity in the Cable System shall be liable to the Purchaser or other Purchaser Party or any person or entity claiming through or under any Purchaser Party, directly or indirectly, for any loss or damage (whether direct, indirect, general special or consequential) sustained for any cause or reason whatsoever relating to or arising out of the construction, operation, repair, maintenance or decommissioning of the Cable -System, or 5ny facilities associated with the Cable System, including, but not limited to, any damage sustained by reason of any delay in commencing or failure to commence operation of, or any failure in or breakdown of the -Cable System, or any facilities associated with the Cable System, or for any interruption, and however long it shall last. In no event shall C&W or any company granting it capacity in the Cable System be liable to the Purchaser or any other Purchaser Party, or any person or entity claiming through or under them, I .

     (i) for any loss of business, anticipated savings or profits, or any loss of value of equipment, including software, or

     (ii) any indirect, incidental, special or consequential loss or damage, however arising.

11.2 The Purchaser shall indemnify, hold harmless and defend C&W and its directors, employees, representatives and agents from and against all claims, demands, actions, suits, proceedings, writs, judgements, orders and decrees brought, made or rendered against them or any of them and all damages, losses and expenses suffered or incurred by them or any of them howsoever arising out of or related to the Purchaser Party's use of the Cable System or any equipment used in connection therewith, or ownership of the IRU interest in the Capacity, except where such claim arises directly 8S 2 result of the negligence or wilful misconduct of C&W.

12   FORCE MAJEURE

     C&W shall not be liable to the Purchaser for the failure to perform any obligation hereunder, or any loss or damage which may be suffered by any Purchaser Party or any person or entity claiming through or under an
     Purchaser  Party,  due  to  any  cause  beyond  C&W's  reasonable  control, including without limitation, any acts Of ly God, inclement weather, failure or shortage or power supplies, unavailability of materials, flood, drought, lightning or fire, strike, lockout, trade dispute or labor disturbance, the act or omission of government, other telecommunications operators, administrations or other competent authority, military operations, riot, or difficulty, or delay or failure in manufacture, production or supply by third parties.

13   NATURE OF RIGHTS AND RELATIONSHIP

13.1 All rights granted hereby and obligations entered into hereunder ire purely contractual. Other than the IRU interests in the Capacity as set out in this Agreement, nothing herein contained shall have effect to grant any ownership, proprietary or possessory rights in any of the subject-matter hereof to the Purchaser or any other Purchaser Party.

13.2 The relationship between C&W and the Purchaser shall not be that of partners, joint venturers or principal/agent and nothing contained herein shall be deemed to constitute a partnership, joint venture or agency relationship between them.

14   ASSIGNMENT OF RIGHTS

     C&W and its assignees shall be entitled to assign this Agreement at any time and from time to time. The Purchaser shall not be entitled to assign, transfer, or otherwise dispose of any of its rights or obligations hereunder to any third party without the consent of C&W, such consent not to be unreason-ably withheld. An assignment shall include any change of voting or management control.

15   AMENDMENTS, WAIVER AND ENTIRE AGREEMENT

15.1 This Agreement may only be amended with written consent(s) signed by duly authorized signatories of both parties.

15.2 No failure or delay, by either party to exercise any of its rights hereunder shall constitute a waiver of all or part of same, unless and to the extent that such party gives written confirmation that it expressly waives its rights. No waiver of rights in respect of any act or default shall affect any other rights, or any future rights in respect of a similar or other act or default.

15.3 This Agreement represents the entire agreement and understanding between the parties in respect of the grant of the IRU by C&W to the Purchaser and supersedes any previous agreement between the parties in relation to that subject matter and each party confirms that it has not entered into this Agreement in reliance upon any representation or promise other than those expressly set out herein.

16   EXECUTION OF MULTIPLE COPIES

     This Agreement may be executed by duly authorized signatories on behalf of both parties in two (2) counterparts and in such event each such counterpart when so executed and delivered shall be an original, and such counterparts shall together (as well as separately) constitute one and the same instrument.

                                   SCHEDULE I

                                THE CABLE SYSTEM


Anticipated Retirement Date              February, 2023
Terminal Points

    US End                               Cable System ADM at 60 Hudson Street,
                                         New York City

    UK End                               Cable System ADM within Cable &
                                         Wireless office at Bracknell

Notices to Purchaser (per Clause 19.1)   Mr. F. Maquignon
                                         Startec Global Communications, Inc.
                                         10411 Motor City Drive
                                         Suite 301
                                         Bethesda, Maryland 20817

Capacity (between Terminal Points)

      Quantity of STM-ls                 None
      Quantity of DS-3s                  1

Out-of-System Restoration

    If the Capacity is an STM-1          N/A

    If the Capacity is a DS-3            Restoration will be provided subject to
                                         the conditions set out in Clause 8 of
                                         this Agreement

For operational matters, the Purchaser
shall contact

    For a STM-1 Capacity                 Gemini Network Control Center
    For a DS-3 Capacity                  G&W

                                   SCHEDULE 2

          PURCHASE PRICE, O&M CHARGES, RESTORATION CHARGES, AND INTERIM
                             RESTORATION ARRANGEMENT

PURCHASE PRICE: $4,250,000

ANNUAL O&M CHARGES

The O&M Charge shall be an annual charge. For 1998, the annual charge to be paid by the Purchaser shall be equal to the sum7 of (i) $28,125, and (ii) 1/12th of $128,000 multiplied by the number of months from the date of this Agreement through December 31, 1998., For 1999, the annual charge shall be $128,000. Starting with January 1, 2000 and continuing for each January 1st thereafter, the annual charge shall increase by three and one-half percent (3.5%) per annum on a compounded basis. The O&M Charge will be invoiced in advance an or about January is' of each year except that for 1998 the amount due shall be payable in full upon signature of this Agreement,

RESTORATION CHARGES

The Restoration Charges shall be the amount payable by Purchaser to C&W in respect of any restoration of the Capacity by another cable system on a per incident basis. The Restoration Charges shall be calculated in accordance with the Purchase pro rata share (based upon the ratio of Purchase activated Capacity on the Cable System to the total of all activated capacity on the Cable System that is restored) of the total costs incurred in connection with such restoration of all such capacity on the Cable System. Restoration Charges shall be invoiced by C&W following an incident.

INTERIM RESTORATION AGREEMENT

A. It is acknowledged that the northern transmission path in the Cable System is not currently ready for service. The period time from the Commencement Date through the date the northern transmission path in the Cable System is completed and ready for service as certified by Gemini is referred to herein as the "Interim Period".

B. With respect to Clause 8 and Schedule 1 of this Agreement, during the Interim Period restoration shall only be carried out by using another cable system. A restoration carried-out during the Interim Period is referred to herein as an "Interim Period Restoration".

C. If an Interim Period Restoration is carried out prior to April 1, 1999 ("FY'99 Interim Period Restoration"), the Purchaser shall not have any payment obligations to C8,W with respect to such a restoration unless any costs incurred by C&W in connection with the FY'99 Interim Period
     Restoration (including, without limitation, costs to resume use of the Cable System) are not covered by the insurance policy ("Policy") under which C&W is to be an insured with respect to such restorations ("Additional FY'99 Interim Period Restoration Costs"). If any Additional FY'99 Interim Period Restoration Costs are incurred, the Purchaser shall reimburse G&W for such costs within thirty (30) days after receiving C&Ws invoice therefor. If the Interim Period extends beyond March 31, 1999 and an Interim Period Restoration is carried out after that date ("FY'00 Interim Period Restoration"), unless the parties modify this Agreement prior to April 1, 1999 to provide otherwise, the Purchaser shall pay a Restoration Charge as set forth above for the FY'00 Interim Period Restoration, and the terms of the preceding sentences of this paragraph C and the terms of paragraphs D, E and F below shall not apply with respect to the FY'00 Interim Period Restoration.

D. With respect to Additional FY'99 Interim Period Restoration Costs, C&W understands that the following are some (but not all) of the exclusions, limitations and exceptions regarding which costs are to be covered by the
     Policy: (a) wear, tear, gradual deterioration, rust or corrosion, inherent vice, damp or mildew, shrinkage, evaporation, loss of weight, contamination, change of color, texture or finish; (b) moth, vermin, insects, change in temperature or humidity of or to the property; (c) that part of the property's own mechanical or electrical breakdown, failure, derangement or disturbance, latent defects, faulty materials, defective design or defective workmanship; (d) atmospheric or climatic conditions when property is in transit unless reasonable precautions have been taken to protect the property against loss, destruction or damage; (a) war, invasion, act of foreign enemy, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection of military or usurped power; (@ confiscation, destruction or requisition by order of any Government, Customs, Public or Municipal Authority except destruction by order of any Government, Public or Municipal Authority to prevent loss or damage by perils insured hereby; (g) any restoration costs incurred later than three (3) months from the date a covered event occurs; and (h) coverage shall be reduced by an allowance equal to any reduction in operating costs.

     The preceding is only a synopsis, in general terms, of what C&W understands to be the relevant exclusions, limitations and exceptions to be in the Policy, and including this synopsis herein does not in any manner whatsoever change, modify or replace the actual complete terms and conditions of the Policy, including without limitation, the exclusions, limitations and exceptions therein ("Actual Terms"). To the extent the Actual Terms differ from those set out herein, the Actual Terms shall govern.

E. The Purchaser hereby specifically acknowledges that in accordance with the preceding terms, additional amounts shall be due and payable to C&W for (i) any costs incurred with respect to a FY'00 Interim Period Restoration, and
     (ii) any Additional FY'99 Interim Period Restoration Costs, i.e., any costs incurred by C&W in connection with a FY'99 Interim Period Restoration (including, without limitation, costs to resume use of the Cable System) which are not covered by the Policy based on its coverage descriptions, exclusions, limitations, exceptions and other Actual Terms.

F. C&W is not licensed to nor is it hereby selling insurance to or arranging insurance for the Purchaser, nor is CWI licensed to nor is it representing any insurance carrier in selling insurance to or arranging insurance for the Purchaser or otherwise.

17   SUCCESSORS

     This Agreement shall be binding on the parties, their lawful successors and their permitted assigns.

18   LAW AND JURISDICTION

     This Agreement is made in and governed by and subject to the laws and the jurisdiction of the courts of the Commonwealth of Virginia.

19   NOTICES

19.1 All notices to be given hereunder shall, if given to:

     C&W, be sent or transmitted to:

          Cable &Wireless, Inc.
          8219 Leesburg Pike
          Vienna, Virginia 22182
          Facsimile No: 703-760-3640
          For the attention of: Contract Management Department

     The Purchaser, be sent or transmitted to: Refer to Schedule 1.

     Or shall be sent or transmitted to such other addresses as may be notified in writing by either party to the other from time to time in accordance with the provisions of this Clause,

19.2 Any notice given pursuant to this Agreement shall be in writing, signed by (or by some person duly authorized by) the person giving it and may be served by leaving it or sending it by facsimile, by hand delivery or prepaid certified mail to the address of the relevant party set out or referenced above in this Clause (or as otherwise notified from time to time hereunder), Any notice given pursuant to this Agreement shall be in writing signed by or by some person duly authorized b the Person giving it and m be served by leaving it or sending it by facsimile, by hand delivery or prepaid certified mail to the address o@ the relevant party set out or referenced above in this Clause (or as otherwise notified from time to time hereunder). Any notice shall be deemed to have been given when delivered as follows:

     (a) in the case of facsimile, upon receipt of the appropriate electronic confirmation;

     (b) in the case of certified mail, the time of delivery recorded by the postal service;

     (c)  in the case of by hand delivery, the actual time of delivery,

20.  CONFIDENTIALITY

     The terms and provisions of this Agreement including details of the charges shall not be disclosed by the Purchaser to any other person or entity without C&VVs prior written consent in each instance.

     C&W may disclose to Gemini and any C&W affiliate with a need to know the name, address, telephone number, facsimile number and e-mail address of the Purchaser and the IRU interest in the Capacity granted herein for the purpose of administering the Cable System.

21.  TAXES AND LATE PAYMENT FEES

     The Purchase Price, O&M Charges, Restoration Charge s and other amounts due hereunder do not include any applicable taxes which the Purchaser shall pay upon receipt of an itemized invoice therefor.

     If the Purchaser fails to pay an invoice when due, then G&W may, in addition to any other remedy available, assess a late payment fee, The late payment fee shall be applied on balances that remain unpaid thirty (30) days following the invoice date in the amount of the lesser of (i) one and one-half percent (1 1/2%) per month of the amount of the late payment starting from the invoice date; or (ii) the maximum amount allowed under applicable law.

EXECUTION

The parties have shown their acceptance of the terms of this Agreement by executing it below,

                  Startec Global
                Communications, Inc.                  Cable & Wireless, Inc.

Signature:/s/ Fabrice Maquignon          Signature:/s/
          -----------------------                  -----------------------

Printed Name: Fabrice Maquignon          Printed Name:
             --------------------                     --------------------

Title: Senior Manager Europe             Title:
      ---------------------------              ----------------------------

Date: 6/9/98                             Date:
     ----------------------------             -----------------------------

July 6, 1998

Mr.  Fabrice Maquignon
Senior Manager, Europe
Startec Global Communications, Inc.
10411 Motor City Drive
Suite 301
Bethesda, Maryland 20817


Dear Mr. Maquignon:

Cable & Wireless, Inc. ("C&W USA") is pleased that Startec Global Communications, Inc. ("Startec") has elected to purchase, on an IRU basis, a DS-3 of capacity on the Gemini cable system from C&W USA as indicated by Startec's signature of the Indefeasible Right of Use Agreement ("Agreement")

In order for the Agreement to be processed, C&W USA needs to ensure that C&W USA and Startec are in complete agreement regarding their understanding of the following issue related to the Agreement

     Annual O&M Charges:  With  respect to the "Annual O&M  Charges"  section of
     Schedule 2 of the Agreement, the three and one-half percent (3.5%) increase shall commence as of January 1, 1999; not as of January 1, 2000. Accordingly, the Annual O&M Charge for 1999 will be $132,480 ($128,000 annual charge for 1998 plus 3.5% increase added thereon).

If Startec agrees that this letter should be an amendment to the Agreement upon full execution and delivery of the Agreement, you are requested to sign in the space provided below and return a signed copy of this letter to my attention. Upon receipt of a signed copy of this letter, C&W USA will continue processing the Agreement.

Should you have any questions regarding this letter, please call Susan Ludwig at
(703) 760-3607.

Again, C&W USA is pleased to have been selected to provide capacity for Startec, and we look forward to working with you on this project.

Sincerely,

/s/ Richard A. Berman

Richard A. Berman
Director, Contract Management


                Agreed to by Startec Global Communications, Inc.

                Signature:/s/ Subhash Pai
                          ---------------------------------------
                Printed Name: Subhash Pai
                             ------------------------------------
                Title: V P Controller
                      -------------------------------------------
                Date: 7/8/98
                     --------------------------------------------